Exhibit 99.1

Falcon Financial Investment Trust Reports First Quarter Results
•	First quarter revenues of $3.4 million
•	First quarter net loss of $546,258
•	Originated three loans totaling $27.3 million
•	In April, closed new warehouse facility

STAMFORD, Conn., May 12 /PRNewswire-FirstCall/ -- Falcon Financial Investment Trust (Nasdaq: FLCN), a real estate investment trust focused on the business of originating and servicing loans to automotive dealers, announced financial results for the three months ended March 31, 2004.

Falcon Financial reported first quarter 2004 revenues of $3.4 million and a net loss of $546,258, or $0.04 per diluted share. During the quarter, Falcon Financial originated three loans totaling approximately $27.3 million.

Vernon B. Schwartz, Chairman and Chief Executive Officer, stated, "Throughout the quarter, we continued to experience success with our expanded product line. Our pipeline of proposals issued is growing and our ability to convert these proposals into loans remained intact. Interest in our new product lines is encouraging and is expected to be a strong contributor to our long-term revenue growth. At the beginning of May, we had a pipeline of $173 million in proposals issued."

At March 31, 2004, Falcon Financial had total assets of $198.7 million and total liabilities of $80.6 million. Total debt was $74.2 million and the debt-to-equity ratio was .63:1. Shareholders' equity was $118.1 million, or $7.39 per share outstanding, at the end of the period.

Loan Origination Activity

At the beginning of May 2004, Falcon Financial had proposals issued and outstanding of approximately $173 million of which the new product line accounted for $163 million. Of such $163 million, approximately 80% were variable rate.

Financing Activity

On April 28, 2004, Falcon Financial closed a $150 million warehouse facility with iStar Financial Inc., which may be increased to $200 million at Falcon Financial's option and with the consent of iStar. The new facility, which runs through April 10, 2005, replaces an existing warehouse facility with SunAmerica Life Insurance Company and ABN AMRO Bank, N.V., which was subject to the payment of an extension fee on May 1, 2004 and due to expire on October 1, 2004.

David A. Karp, President and Chief Financial Officer, stated, "We are pleased to have closed the new warehouse facility with iStar Financial. The new facility will enhance Falcon Financial's ability to support the long-range business goals of its customers by being able to offer a full spectrum of loan products."

Loan Portfolio Activity

At March 31, 2004, Falcon Financial had $154.1 million of loans outstanding on its balance sheet, with an average principal amount outstanding of $7.7 million and a weighted average remaining term of 160 months. The weighted average interest rate was 8.86%, the weighted average loan to realty value was 116.5% and the weighted average loan to value (which includes the estimated value of the automotive dealerships for those loans guaranteed by the dealership) was 63.2%.

At March 31, 2004, Falcon Financial had no delinquent loans on its balance sheet and one defaulted loan and one loan in real estate owned (REO) status in its previously securitized loan pools.

In April 2004, subsidiaries of Sonic Automotive, Inc. acquired three automobile dealerships, which secured loans held in two Falcon Financial securitization pools. The subsidiaries of Sonic Automotive assumed the obligations under the loans. In connection with these transactions, the loan collateral and financial covenants were released and replaced with bank letters of credit from Bank of America in the full amount of the outstanding principal balance. Interest and other costs are guaranteed by Sonic Automotive. Falcon Financial was paid a loan assumption fee of approximately $265,000.

Other Events

On April 16, 2004, Falcon Financial was notified by KPMG that it would resign as the Company's principal accountants upon completion of the review of the Company's consolidated financial statements as of and for the three-month period ended March 31, 2004. KPMG's resignation was not recommended or approved by the Company's audit committee.

During the two fiscal years ended September 30, 2003 and the October 1, 2003 to December 31, 2003 transition period, and the subsequent interim period through April 16, 2004, there were no disagreements with KPMG on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of such disagreement.

Falcon Financial will host a conference call on Thursday, May 13, 2004 at 10:00 a.m. ET. A live Webcast of the conference call will be available online at www.falconfinancial.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 692-2086 for domestic callers and (973) 582-2749 for international callers.

After the live Webcast, the call will remain available on Falcon Financial's Web site, www.falconfinancial.com, through June 13, 2004. In addition, a telephonic replay of the call will be available from May 13, 2004 - May 27, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 4730372.

About Falcon Financial Investment Trust

Falcon Financial Investment Trust is a fully integrated real estate investment trust focused solely on the business of originating and servicing loans to automotive dealers in the United States. The company was founded in 1997 to address the unique capital needs of the U.S. automobile retailing industry. Falcon Financial meets the financing requirements of automotive dealers by offering a variety of fixed and variable rate loan products, including mortgage loans and cash flow franchise loans collateralized by the dealer's real estate and business assets.

Safe Harbor

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included in this press release reflect Falcon Financial Investment Trust's current view about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Important factors that could cause Falcon Financial Investment Trust's actual results to differ materially from current expectations reflected in the forward-looking statements included in this press release include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission. Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this press release to reflect new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust's views as of any date subsequent to May 12, 2004.

Contact:	Investors/Media
Falcon Financial Investment Trust	The Ruth Group
Van Mai	Jeffrey Goldberger
203 388-0821	646 536-7033
vmai@falconfinancial.com	jgoldberger@theruthgroup.com

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR Consolidated Statements of Financial Position

	Company March 31, 2004 (unaudited)	Company December 31, 2003

ASSETS
ASSETS:
Cash and cash equivalents	$ 32,612,892	$ 25,645,578
Loans receivable, net of
allowance for possible loan
losses of $1,318,368 and
$1,086,692, respectively	151,888,877	126,076,622
Retained interests in loan
securitization	7,386,747	7,239,136
Due from broker	2,380,000	--
Accrued interest receivable	1,003,182	994,821
Restricted cash	2,226,193	2,657,660
Property and equipment, net	427,775	335,860
Prepaid expenses and other assets	809,685	1,497,245
Total assets	$ 198,735,351	$ 164,446,922
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Borrowings	$ 74,235,213	$ 53,475,879
Accrued interest payable	171,366	255,707
Interest rate swap contracts	2,929,733	(389,783)
Customer deposits	61,325	140,276
Hold back of loan proceeds	2,226,193	2,657,660
Accounts payable and accrued
liabilities	1,005,756	2,405,496
Total liabilities	80,629,586	58,545,235
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred shares, $0.01 par
value, 50,000,000 authorized
none issued and outstanding	--	--
Common shares, $0.01 par value,
100,000,000 authorized
15,985,800 and 14,105,800 issued
and outstanding, respectively	159,858	141,058
Additional paid in capital	123,679,281	108,020,597
Unearned compensation	(2,650,902)	(2,840,827)
Accumulated deficit	(1,637,116)	(1,090,858)
Accumulated other comprehensive income	(1,445,356)	1,671,717
Total stockholders' equity	118,105,765	105,901,687
Total liabilities and
stockholders' equity	$ 198,735,351	$ 164,446,922

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR Consolidated Statements of Operations (unaudited)

	Company Three Months Ended March 31, 2004	Predecessor Three Months Ended March 31, 2003

REVENUES:
Interest income on loans	$ 2,948,798	$ 1,647,017
Interest income on securities
purchased under resale agreements
- related party	--	22,732
Interest income from retained interests	304,474	355,893
Gain on sale of loans (1)	--	10,696,524
Gain on sale of retained interests	--	265,352
Gain on securities sold, but not
yet purchased - related party	--	1,081,269
Change in value of interest rate swap
contracts	(65,483)	678,816
Income from loan servicing	112,580	97,842
Interest and other income	106,746	18,317
Total revenues	3,407,115	14,863,762
EXPENSES:
Interest expense on borrowings	436,354	187,487
Interest expense on borrowings - related
party	--	672,542
Interest expense on securities sold,
but not yet repurchased - related party	--	149,304
Provision for possible loan losses	231,676	--
Facility fee expense	750,000	93,750
Salaries and benefits	1,414,219	867,440
Professional fees	280,918	86,433
General and administrative	479,063	234,714
Advertising and promotion	330,974	241,238
Depreciation and amortization	30,169	35,248
Total expenses	3,953,373	2,568,156
Net (loss) income	$ (546,258)	$12,295,606
Net loss per share - basic
and diluted	(0.04)
Weighted average shares
outstanding:
Basic	15,003,159
Diluted	15,041,098

(1)	We have historically structured our securitization transactions as sales for accounting purposes, and as such have recorded a gain on sale of loans associated with each transaction. We intend to structure future transactions as on-balance sheet secured financings and as such will not be recording a gain on sale of loans on each transaction.

SOURCE	Falcon Financial Investment Trust
-0-	05/12/2004
/CONTACT: Van Mai of Falcon Financial Investment Trust, +1-203 388-0821, vmai@falconfinancial.com; Investors and MediaJeffrey Goldberger of The Ruth Group +1-646 536-7033, jgoldberger@theruthgroup.com, for Falcon Financial Investment Trust/
/Web site: http://www.falconfinancial.com / (FLCN)

CO:	Falcon Financial Investment Trust; iStar Financial Inc.; Sonic
Automotive, Inc.
ST:	Connecticut
IN:	FIN RLT AUT
SU:	ERN CCA